                                                                   EXHIBIT 10.25

                                   ADDENDUM TO

                         VALUE ADDED RESELLER AGREEMENT


Reseller:          CPS Systems                    Effective Date: ______________
                   3400 Carlisle, Suite 500
                   Dallas, Texas 75204

NCR Business Unit:
                   Imaging and Payment Systems
                   842 Bennie Road
                   Cortand, NY 13045

This Reseller Addendum between CPS Systems ("you" and/or "Reseller") and NCR Corporation ("NCR") contains the terms on which Reseller may acquire certain PRISM and CAPRS software programs from NCR and remarket those products to others. This Addendum is an attachment to the Terms and Conditions of an NCR Corporation Value Added Reseller Agreement signed by CPS Systems on April 1, 1993.

PAGES 1 THROUGH 8 AND EXHIBITS A AND B ARE PART OF THIS RESELLER ADDENDUM. This Addendum states additional terms and conditions between us concerning PRISM and CAPRS Software and supersedes all prior oral and written communications between us concerning this subject. In consideration of the execution of this Addendum by NCR and of the sale of PRISM and CAPRS software programs to you under this Addendum, you hereby release NCR from all claims and demands you may have against either of them as of the date you sign this Addendum.

CPS SYSTEMS, INC.                        NCR CORPORATION
(Reseller)

By: /s/ James K. Hoofard Jr.             By: /s/ Mark J. Helland
   ----------------------------------       ------------------------------------

Printed: James K. Hoofard Jr.            Printed:  Mark J. Helland
        -----------------------------

Title: President & COO                   Title:    General Manager
       ------------------------------
Date: June 14, 1996                      Date:     June 13, 1996
     --------------------------------

================================================================================
                               FOR NCR USE ONLY
--------------------------------------------------------------------------------

Addendum Number:
================================================================================

1.0       DEFINITIONS
          -----------
1.1       Refer to your Value Added Reseller Agreement
          --------------------------------------------

1.2       Refer to your Value Added Reseller Agreement
          --------------------------------------------

1.3       Refer to your Value Added Reseller Agreement
          --------------------------------------------

1.4 "Programs" in this Addendum means the NCR PRISM and CAPRS software listed in Exhibit A and other related NCR Programs which support PRISM and CAPRS software.

1.5       Refer to your Value Added Reseller Agreement
          --------------------------------------------

1.6       Refer to your Value Added Reseller Agreement
          --------------------------------------------

1.7 "NCR Confidential Materials" means this Addendum, NCR PRISM and CAPRS software, other related NCR Programs and all copies of or information contained in NCR Software, and all other material that NCR furnishes to you that NCR has marked "Confidential" or the like.

1.8 "NCR Software" means all computer programs and related documentation that NCR furnishes to you -- whether those programs are referred to as "software", "firmware", "object code", "microcode", or otherwise; wherever resident and on whatever media; and whether separately licensed, furnished as part of Equipment, provided as a result of software services, or otherwise furnished. NCR Software may include computer programs and related documentation that third parties own and that NCR furnishes under license from the owner. Source code to Programs listed in Exhibit A shall not be a part of this Addendum.

1.9       Refer to your Value Added Reseller Agreement
          --------------------------------------------

1.10      Refer to your Value Added Reseller Agreement
          --------------------------------------------

1.11 "Support Services" means all the supporting services not provided by you following the sale of the NCR Products including but not restricted to: preparation, installation, annual maintenance, updates, customization, documentation and future sales of NCR Products.

1.12 "Value Added Reseller Agreement" means the master Agreement signed on April 1, 1993 by Reseller. (This agreement is an Addendum to the Value Added Reseller Agreement.)

1.13 "Targeted Market" is the specific market of high-end imaging products for financial institutions of total assets in excess of $2 billion dollars. Resellers are restricted from competing against NCR for end-users in this Market.

                                 -----------------------------------------------

2.0       AUTHORIZATION OF RESELLER
          -------------------------
2.1 Under the terms of this Addendum, NCR authorizes you as a Reseller of NCR PRISM and CAPRS software Programs and related NCR Programs and grants you the right to purchase for resale (or license for sublicense, as applicable) those Programs.

2.2       Refer to your Value Added Reseller Agreement
          --------------------------------------------

2.3       Refer to your Value Added Reseller Agreement
          --------------------------------------------

2.4       Refer to your Value Added Reseller Agreement
          --------------------------------------------


3.0       DUTIES OF RESELLER
          ------------------
Refer to your Value Added Reseller Agreement
--------------------------------------------


4.0       CONDITIONS ON THE RESALE OF NCR PROGRAMS
          ----------------------------------------
4.1       Refer to your Value Added Reseller Agreement
          --------------------------------------------

4.2       Refer to your Value Added Reseller Agreement
          --------------------------------------------

4.3 Except with NCR's prior written consent, you will not remarket Products -- either directly or through an intermediary -- to federal government agencies or NCR Targeted Market.

4.4       Refer to your Value Added Reseller Agreement
          --------------------------------------------

4.5       Refer to your Value Added Reseller Agreement
          --------------------------------------------

4.6 You will offer and provide to your End-user customers adequate Support Services for the Programs you furnish, in a manner reasonably calculated to ensure a high level of customer satisfaction

          4.6.1 All End-Users must be informed in advance of the sale the name of the authorized NCR Reseller providing Support Services.

          4.6.2 The Support Services provider(s) must (i) receive all Product information from you before the sale; and (ii) the Support Services provider must receive all applicable Program and End-User system information following the sale.

          4.6.3 You will contract directly with the authorized NCR Support Services provider(s) concerning any services required to complete the sale and installation of the Products.

                                 -----------------------------------------------

          4.6.4 The NCR Support Services provider(s) will contract directly with the End-User concerning on-going Program's Support Services.

          4.6.5 NCR will supply you, upon request, with the current list of NCR Support Services providers and update the list as applicable.

4.7 If you make any Alteration to a Product bearing an NCR Mark, then before furnishing that Product to your customer, you agree to notify that customer in writing (i) of the nature of the Alteration, (ii) that NCR's warranties do not cover the Alteration, and (iii) that NCR may not maintain or support the altered Product. The Programs listed in Exhibit A may or may not contain an NCR Mark.

4.8       Refer to your Value Added Reseller Agreement
          --------------------------------------------

4.9 You agree to make no warranty of any kind to your customers on behalf of NCR, and to include in your written terms and conditions of sale a conspicuous statement that the manufacturer of the Programs disclaims all implied warranties, including the implied warranties of merchantability and fitness for a particular purpose. NCR does not warrant, maintain or support Programs listed in Exhibit A.

4.10      Refer to your Value Added Reseller Agreement
          --------------------------------------------

4.11 You are responsible for the sale of all Products and Programs necessary to support the Programs listed in Exhibit A which are provided by third parties. You are responsible whether or not you recommended them or assisted in their evaluation, selection, or supervision. The failure of those third party products and programs or their suppliers to meet End-user's requirements will not effect your obligations under this Addendum. Third party software provided with the NCR licensed software must be sold by you and supported by the Support Services provider(s).

4.12 NCR shall provide NCR Programs listed in Exhibit A to you for your End-Users as follows:

          4.12.1 Orders: You must mail or FAX a copy of the End-user order to a designated NCR Image and Payment Systems-Cortland (see Section 15.7) order representative in order to calculate the appropriate royalty on NCR Programs based on Exhibit A.

          4.12.2 Prices: You may market the NCR Program listed in Exhibit A at your own prices to your End-users. Exhibit A lists the suggested retail price. If you change the list price or its entire pricing model, which you may do at your own discretion, you will still be responsible for the same royalty payment per license sold. All licenses granted under this Addendum are subject to the payment of the royalty prices. All prices are calculated and payable in US dollars and do not include any applicable sales, use, transfer, excise, customs, or similar taxes.

                                 -----------------------------------------------

          4.12.3 Payment: Exhibit A lists the appropriate royalty payment schedule per license. Royalties are due to NCR Image and Payments-Cortland (see Section 15.7) thirty (30) days after the last day of the installation of the NCR Programs on the Equipment. The unsuccessful operation of the Programs by the End-user will not prevent the payment of the appropriate license royalties once the Programs have been installed.

          4.12.4 Expenses: In general, each party will bear its own expenses related to this Addendum. However, if you have NCR personnel provide training or consulting services, except for purposes of your training (see Section, 2.0), NCR will invoice Reseller time and material charges plus reasonable travel and lodging expenses not to exceed NCR's standard expense policy then in effect.

          4.12.5 Record keeping and audit: You will implement and maintain the accounting and record keeping procedures necessary to demonstrate compliance with its financial obligations under this Addendum. NCR may, at its expense and through its independent auditors, audit the other's records to determine the audited party's compliance with its financial obligations. Such audits may take place on reasonable notice (not less than 30 days), during normal business hours, not more than once in a calendar year, covering a period no greater than 2 years immediately preceding the date of audit, and may not interfere unreasonably with the audited party's business. The audited party may require the auditor to sign a confidentiality agreement on substantially the terms of the confidentiality section 12 of this Addendum, for information received under the audit. This section will survive for two (2) years any termination of this Addendum.

4.13      You will remarket NCR Programs at the prices you choose.

5.0       RE-LICENSING NCR SOFTWARE
          -------------------------
Refer to your Value Added Reseller Agreement
--------------------------------------------

6.0       YOUR PURCHASE/LICENSE OF NCR PRODUCTS
          -------------------------------------
Refer to your Value Added Reseller Agreement
--------------------------------------------

7.0       PRODUCT DISCONTINUANCE AND CHANGES TO PRODUCT LINE
          --------------------------------------------------
Refer to your Value Added Reseller Agreement
--------------------------------------------


8.0       CONFIDENTIAL INFORMATION
          ------------------------
Refer to Value Added Reseller Agreement
---------------------------------------

                                 -----------------------------------------------

9.0       TRADEMARKS
          ----------
Refer to Value Added Reseller Agreement
---------------------------------------

10.0      PATENT, COPYRIGHT, AND TRADE SECRET INFRINGEMENT
          ------------------------------------------------
Refer to Value Added Reseller Agreement
---------------------------------------

11.0      WARRANTIES
          ----------
11.1      Equipment: Refer to Value Added Reseller Agreement
                     ---------------------------------------

11.2      NCR Programs:

          11.2.1     Refer to Value Added Reseller Agreement
                     ---------------------------------------

          11.2.2     Refer to Value Added Reseller Agreement
                     ---------------------------------------

          11.2.3     Refer to Value Added Reseller Agreement
                     ---------------------------------------

11.3 Exhibit A Programs: Except as provided in Section 4.0, NCR licenses the Programs listed in Exhibit A to you under this Addendum as is, with no warranties or representation of any kind.

11.4 EXCEPT FOR THE EXPRESS WARRANTIES SET FORTH IN OR REFERENCED IN THIS ADDENDUM, NCR (AND ITS LICENSORS, IF APPLICABLE) DISCLAIM ALL WARRANTIES, EXPRESS AND IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND THOSE ARISING FROM A COURSE OF PERFORMANCE, A COURSE OF DEALING, OR TRADE USAGE. NCR DOES NOT WARRANT THAT THE OPERATION OF THE PRODUCTS WILL BE UNINTERRUPTED OR ERROR FREE OR THAT ALL DEFICIENCIES OR ERRORS WILL BE CORRECTED.


12.0      LIMITATIONS OF LIABILITY
          ------------------------
Refer to your Value Added Reseller Agreement
--------------------------------------------


13.0      TERMINATION
          -----------
13.1      Refer to your Value Added Reseller Agreement
          --------------------------------------------

13.2      Refer to your Value Added Reseller Agreement
          --------------------------------------------

13.3      Refer to your Value Added Reseller Agreement
          --------------------------------------------

13.4      Refer to your Value Added Reseller Agreement
          --------------------------------------------

                                 -----------------------------------------------

13.5 If you fail to provide satisfactory Program Support Services (see Section 4.6) for your End-Users, and NCR should receive written notice containing a legitimate complaint from an End-User or a NCR authorized Support Services provider, you grant NCR the right to investigate such a notice and take the appropriate action concerning that customer or the Addendum as a whole. In such cases, the Addendum may be altered, amended or otherwise changed within thirty
(30) days. In the event that NCR receives several legitimate complaints, the Addendum may be terminated as provided in Section 13.0.


14.0      DISPUTES
          --------
Refer to Value Added Reseller Agreement
---------------------------------------

15.0      GENERAL
          -------

15.1      Refer to your Value Added Reseller Agreement
          --------------------------------------------

15.2      Refer to your Value Added Reseller Agreement
          --------------------------------------------

15.3      Refer to your Value Added Reseller Agreement
          --------------------------------------------

15.4      Refer to your Value Added Reseller Agreement
          --------------------------------------------

15.5      Refer to your Value Added Reseller Agreement
          --------------------------------------------

15.6      Refer to your Value Added Reseller Agreement
          --------------------------------------------

15.7 All notices required or permitted under this Addendum and all requests for approvals, consents, and waivers must be in writing and must be delivered by a method providing for proof of delivery. Any notice or request will be deemed to have been given on the date of receipt. Notices and requests must be delivered to the parties at the addresses set forth on the first page of this Addendum until a different address has been designated by notice to the other party.

Notices should be sent to:

NCR:               NCR Corporation
                   Imaging and Payment Systems Division
                   Attn:   Contracts Administration
                   842 Bennie Road
                   Cortland, New York 13045

Reseller:          CPS Systems
                   3400 Carlisle, Suite 500
                   Dallas, Texas 75204

                                 -----------------------------------------------

15.8      Refer to your Value Added Reseller Agreement
          --------------------------------------------

15.9 Non-solicitation. You and NCR agree not to solicit employees or independent contractors of the other for employment who are knowledgeable in the NCR Programs listed in Exhibit A for 12 months after that person last performed work under this Addendum. However, this provision does not bar a party from such solicitation after termination of this Addendum if termination is due to the other party's bankruptcy or the like. In the event that an employment opportunity is initiated by the employee, you and NCR agree to promptly notify each other for proper consideration and coordination.

                                 -----------------------------------------------

                                                                       EXHIBIT A
                                                                       ---------


                                  NCR PROGRAMS*

The following NCR Programs are provided to the Reseller under the above terms and conditions. The prices represent the discounts mutually agreed for this Reseller. All payments will be per licensed copy of the software and paid in US dollars.


                                                        SUGGESTED      ROYALTY
                                                        LIST PER       PER COPY
                                                        COPY TO        PAYMENT
                                                        END-USER       TO NCR
    PRODUCT                   DESCRIPTION
     CODE
                      7770 S/W Products
 0100-0010-0000     CAPRS                                 7,800         3,120
 0100-0012-0000     CAPRS - Florida Tax Package           7,800         3,120
 0100-0020-0000     EIP                                   1,500           600
 0100-0030-0000     Reformatter                           2,000           800
 0100-0040-0000     Report Writer                         1,700           680
 0100-0050-0000     Consolidation                         1,500           600
 0100-0080-0000     Consolidation Delete                  2,000           800

                     7780 S/W Products
 0120-0010-0000     PRISM-CV - Conventional               12,000        8,000
 0120-0020-0000     PRISM-HS - High Speed                 15,000       10,000
 0120-0022-0000     PRISM-FTP - Florida Tax Package       15,000       10,000
 0120-0031-0000     PRISM-IC - Image Capture              20,000        8,000
 0120-0040-0000     PRISM SERVER ND - No Database         10,000        6,670


The sale of two or more identical licenses to the same End-user will reduce the total royalty payment on those licenses by 12.5%.

*The above NCR Programs are supplied to Reseller through an authorized third party who has responsibility for the reasonable maintenance of the source code on behalf of NCR.

                                 -----------------------------------------------

                                                                       EXHIBIT B
                                                                       ---------

                       END-USER PROGRAM LICENSE AGREEMENT

This Agreement is entered into as of this ___________ day of _____________,19__ by and between ____________________________________________("Reseller")
and_____________________________ ("Customer").

1.0           Background
              ----------
1.1 The term "NCR Licensed Program Materials" shall include the programs and related documentation described on the signature page of this Agreement, as well as any other programs of NCR Corporation ("NCR") furnished to Customer by Reseller, whether referred to as "software", "firmware" or otherwise, wherever resident and on whatever media, whether separately licensed, furnished as part of equipment, or provided as a result of software services. NCR Licensed Program Materials may include programs and related documentation that are owned by third parties and distributed by NCR under license from the owner.

1.2 Reseller has obtained from NCR the right to sublicense NCR Licensed Program Materials to its customers. Reseller and Customer have entered into a separate agreement for the purchase or lease of certain NCR equipment described on the signature page ("Designated Equipment"), and Customer desires to obtain a license from Reseller to use the NCR Licensed Program Materials in connection with the Designated Equipment. This Agreement sets forth the terms and conditions under which Customer may possess and use the NCR Licensed Program Materials.

2.0           License
              -------
Reseller hereby grants Customer a non-exclusive and non-transferable license to use the NCR Licensed Program Materials only on or in connection with the Designated Equipment, for the term as agreed to between Reseller and Customer, subject to the following restrictions:

2.1 Customer may not make any copies of the NCR Licensed Program Materials, except one copy solely for archival purposes. On any copy of the NCR Licensed Program Materials Customer is permitted to make, Customer must reproduce all copyright notices and any other proprietary legends.

2.2 Customer must at all times use reasonable efforts to maintain the confidentiality of the NCR Licensed Program Materials (and any other NCR material relating to the NCR Licensed Program Materials or the Designated Equipment) and may not sublicense, transfer, sell, rent, disclose, make available or otherwise communicate the NCR Licensed Program Materials to any other person, nor use the NCR Licensed Program Materials except as expressly authorized under this Agreement.

                                 -----------------------------------------------

2.3 The NCR Licensed Program Materials may only be used in connection with the single unit of the Designated Equipment unless the Designated Equipment becomes temporarily inoperative, in which case the NCR Licensed Program Materials may be used temporarily on back-up equipment while the Designated Equipment is inoperative.

2.4 The NCR Licensed Program Materials may only be used by Customer, and Customer shall not permit the Licensed Program Materials to be used by or for the benefit of any other party, nor use the NCR Licensed Program Materials at any time after the term of the license expires.

2.5 Customer shall destroy NCR Licensed Program Materials, or immediately return the NCR Licensed Program Materials to Reseller in the event
(i) Customer ceases to use the NCR Licensed Program Materials, or (ii) the term of the license expires.

2.6 The NCR Licensed Program Materials, including copies thereof, shall at all times remain the sole and exclusive property of NCR or its licensor.

2.7 If Customer sells or otherwise disposes of Customer-owned media on which the NCR Licensed Program Materials are resident, that media must be erased before such sale or disposal.

2.8 Customer may modify or make derivatives of the NCR Licensed Program Materials for its own use, but any such modifications or derivatives must include the copyright notice and any other proprietary legend of NCR or its licensor. In addition, upon termination of this Agreement or expiration of Customer's license, the NCR Licensed Program Material and any portion thereof contained in the modifications or derivatives must be immediately removed and destroyed, or returned to Reseller.

2.9 Customer may not disassemble, decompile, or reverse engineer the NCR Licensed Program Materials.

2.10 Customer may not use, nor ship, transmit or otherwise transfer, directly or indirectly, the NCR Licensed Program Materials outside of the United States.

3.0           Warranties
              ----------
THE NCR LICENSED PROGRAM MATERIALS ARE NOT WARRANTED BY NCR OR ITS LICENSOR, AND ARE PROVIDED ONLY ON AN "AS IS" BASIS BY NCR. NCR DISCLAIMS ANY EXPRESS OR IMPLIED WARRANTIES, INCLUDING BUT NOT LIMITED TO ANY WARRANTIES OF MERCHANTABILITY OR FITNESS, OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE OR OTHERWISE. Under no circumstances shall NCR or its licensor be responsible for any warranties made by Reseller or for any agreements made by Reseller for maintenance or support of the NCR Licensed Program Materials.

                                 -----------------------------------------------

4.0           Modifications Of This License Agreement
              ---------------------------------------
This Agreement may not be modified, amended, canceled or waived, in whole or in part, except by a written instrument signed by NCR and Reseller.

5.0           Other Agreements
              ----------------
Reseller and Customer may have entered into other agreements concerning the license fees to be paid by Customer for the NCR Licensed Program Materials, the maintenance and other obligations of Reseller to Customer for the NCR Licensed Program Materials, and the sale or lease to Customer of equipment with which the NCR Licensed Program Materials are to be used. However, this Agreement shall take precedence over any other agreements with respect to NCR Licensed Program Materials, Customer's use of them, and NCR's obligations in connection with them.

6.0           This Agreement For The Benefit Of NCR
              -------------------------------------
Reseller and Customer agree that the provisions of this Agreement are for the benefit of NCR, and NCR shall be entitled to directly enforce this Agreement as if it were a named party. NCR shall be entitled to injunctive relief, as well as such further rights and remedies as it may have at law or equity, against unauthorized disclosure or use of the Licensed Program Materials, or against other breach or threatened breach of this Agreement.

7.0           Term And Termination
              --------------------
The term of the license under this Agreement shall be for such period as agreed to between Reseller and Customer. Notwithstanding such term, however, the license shall automatically terminate if Customer breaches any provision of this Agreement.

8.0           Limitations
              -----------
The maximum liability of NCR or NCR's licensor for damages sustained by Customer in connection with the possession or use of NCR Licensed Program Materials shall not exceed the amount of the license fees received by NCR or NCR's licensor. IN NO EVENT SHALL NCR OR ITS LICENSOR BE LIABLE FOR ANY LOST REVENUES OR PROFITS, OR OTHER SPECIAL, INDIRECT AND CONSEQUENTIAL DAMAGES, EVEN IF NCR OR RESELLER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Customer acknowledges that these limitations permit NCR and NCR's licensor to provide NCR Licensed Program Material at lower rates than they otherwise could and that such limitations are reasonable.



9.0           Arbitration
              -----------
Any controversy or claim, including any claim of misrepresentation, arising out of or related to this Agreement, or to the Customer's acquisition of any equipment or service or NCR Licensed Program Materials by Customer, shall be settled by arbitration. The

                                 -----------------------------------------------
arbitration shall be conducted at the location of Customer's principal place of business by a single arbitrator under the then current rules and supervision of the American Arbitration Association. The arbitrator shall be chosen from a panel of persons knowledgeable in business information and data processing systems. The decision and award of the arbitrator shall be final and binding and the award so rendered may be entered in any court having jurisdiction. The arbitrator shall not be authorized to award punitive damages to either party. All claims subject to this Paragraph 9 must be commenced within one (1) year after such claim has accrued, or such claim shall be deemed waived and released and the claimant shall be barred from asserting such claim. This Agreement shall be construed and interpreted under the substantive laws of the State of New York, except that the Federal Arbitration Act will govern the interpretation and enforcement of this Paragraph 9.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Customer:                             Reseller:
         ----------------------------           --------------------------------
Address:                              Address:
        -----------------------------         ----------------------------------
City/State/Zip:                       City/State/Zip:
               ----------------------                ---------------------------
NCR ID No.:           Date:           NCR ID No.:             Date:
           -----------     ----------            -------------     -------------
By:                                   By:
   ----------------------------------    ---------------------------------------
Printed:                              Printed:
        -----------------------------         ----------------------------------
Title:                                Title:
      -------------------------------        -----------------------------------

                                 -----------------------------------------------

Attachment A:   NCR Programs Documentation (Attach applicable program materials covered by this Addendum)

                                 -----------------------------------------------
                                                                         Page 14